
                                      DRAFT


                                      1996

                                OPTION AGREEMENT

                                    BETWEEN

                           NU SKIN ASIA PACIFIC, INC.

                                      AND

                          NU SKIN INTERNATIONAL, INC.
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                               TABLE OF CONTENTS
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                                   ARTICLE I

                          GRANT AND EXERCISE OF OPTION

1.01.  Grant of Option................................................       2
1.02.  Exercise Price.................................................       2
1.03.  Assignment of Options..........................................       2
1.04.  Exercise Period................................................       3
1.05.  Exercise of Options............................................       3
1.06.  Plan...........................................................       4
1.07.  Restrictions on Option Shares..................................       4
1.08.  Term...........................................................       4
                                   ARTICLE II

                 REPRESENTATIONS AND AGREEMENTS OF THE COMPANY

2.01.  Due Authorization and Execution, Binding Effect, Etc...........       4
2.02.  Shares to be Fully Paid; Reservation of Shares.................       5
2.03.  Regulatory Matters.............................................       5
2.04.  Transfer, Stamp or Issue Tax...................................       6

                                  ARTICLE III

                         TRANSFERS OF OPTION AND SHARES

3.01.  Restrictions on Transfer.......................................       6

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

4.01.  Notices........................................................       6
4.02.  Arbitration; Consent to Jurisdiction...........................       7
4.03.  Entire Agreement; Amendments and Waivers.......................       7
4.04.  Successors and Assigns.........................................       8
4.05.  Governing Law..................................................       8
4.06.  Counterparts...................................................       8
4.07.  Headings.......................................................       8
4.08.  Severability...................................................       8

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

                             1996 OPTION AGREEMENT
                             ---------------------


          1996 OPTION AGREEMENT, dated __________, 1996 ("Agreement"), between NU SKIN ASIA PACIFIC, INC., a corporation incorporated under the laws of the state of Delaware (the "Company"), and NU SKIN INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Utah (the
"Optionholder").

                                    RECITALS
                                    --------


          The Optionholder has paid to the Company for this Option Agreement a total of $_________ in the form of a promissory note (the "Note"). The Company and the Optionholder have entered into an Administrative Services Agreement pursuant to which the Optionholder provides to the Company certain administrative, computer and other services. The Company's wholly owned subsidiaries (the "Subsidiaries") and the Optionholder have entered into various service and licensing agreements. The Optionholder is an independent contractor for the Company, providing services to the Company directly and through the Optionholder's distributors (the "Distributors"). The Subsidiaries' income and value and thus, as a result of its ownership of the Subsidiaries, the Company's net worth, will increase to the extent the Distributors increase product sales. To provide an incentive for the Distributors to increase sales, the Optionholder has agreed that it will establish a stock option plan (the "Plan") pursuant to which Distributors will be offered by Optionholder the option to purchase shares of Class A Common Stock of the Company ("Company Stock"). The parties desire to enter into this Agreement in order to provide for certain options and rights with respect to certain shares of the Company Stock on the terms set forth herein. This Agreement and the rights and obligations of the parties hereto are intended to be incentives to increase sales and to the purchase of products by the distributors and services from the Subsidiaries after the occurrence of a reorganization (the "Reorganization") as contemplated by the Contribution Agreement to be entered into prior to, or concurrently with, the Company's proposed initial public offering (the "IPO").

          NOW, THEREFORE, in order to induce the Optionholder to offer to Distributors options to purchase Company Stock and in consideration of the Note and the premises and the mutual covenants and agreements of the parties set forth below and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged by the Company and the Optionholder, the Company and the Optionholder hereby agree as follows:

                                  ARTICLE I

                          GRANT AND EXERCISE OF OPTION


          1.01.  Grant of Option.  Effective on the date of the Reorganization
                 ---------------
and subject to the closing of the IPO (the "Effective Date"), the Company hereby grants to the Optionholder an option (the "Option") to purchase 1,605,000 shares of Company Stock on the terms and conditions contained herein. (A share of Company Stock purchasable upon exercise of the Option is sometimes hereinafter referred to as an "Option Share".)

          1.02.  Exercise Price.  The purchase price per Option Share shall be
                 --------------
equal to 25% of the purchase price per share to the public in the IPO (the "Exercise Price").

          1.03.  Assignment of Options.  The Option is divisible into units of
                 ---------------------
whole shares by the Optionholder. The Option, and any portion thereof, may be assigned by the Optionholder to, and only to, Distributors ("Assignee") pursuant to, and only pursuant to, the Plan. Except for the assignment by the Optionholder permitted by this Section 1.03, the Option and any portion thereof, shall not be assignable or transferrable (other than upon the death of any Assignee under the laws of descent and distribution) and may not be alienated nor subject to creditors claims.

          1.04.  Exercise Period.  The Option, and any part thereof, may be
                 ---------------
exercised only during the period which begins on January 1, 1998 and ends on December 31, 2001; provided, however, that the Optionholder, and only the Optionholder, may exercise until June 30, 2002, any portion of the Option which was assigned to an Assignee but either was forfeited under the terms of the Plan or otherwise unexercised on December 31, 2001 (the "Exercise Period").

          1.05.  Exercise of Options.  The Option may be exercised by, and only
                 -------------------
by, (i) the Optionholder, or (ii) an Assignee (or upon the Assignee's death, the Assignee's beneficiary) only to the extent of the portion assigned to such Assignee pursuant to Section 1.03 hereof and pursuant to the terms of the Plan and the award agreement issued to the Assignee under the Plan. The Assignee may exercise the Assignee's portion of the Option by written notice (on a form to be prepared by the Optionholder) to the Optionholder at 75 West Center Street, Provo, Utah 84601, Attn: Corporate Secretary, or such other address as the Optionholder by written notice to the Assignee may designate. Such notice shall specify how many Option Shares are to be purchased and the exercise date, which date shall not be earlier than the tenth business day (as indicated by postmark) after the date of such notice and not later than the last day of the Exercise Period. The payment of the Exercise Price for each Option Share to be purchased shall accompany such notice. The Optionholder shall forward the notice and payment of the Exercise Price to the Company at the address specified for notices pursuant to Section 4.01 hereof. The Optionholder may exercise a portion of the Option only to the extent such portion was assigned to, but subsequently forfeited by, a Distributor under the Plan.

          1.06.  Plan.  The Plan shall have such terms as Optionholder's Board
                 ----
of Directors may determine from time to time; provided, however, the Plan must provide incentives for an Assignees to maintain and increase the Assignee's PIN level and aggregate compensation during the period which begins on the Effective Date and ends on December 31, 1997.

          1.07.  Restrictions on Option Shares.  If a Distributor is assigned
                 -----------------------------
3,000 or more Option Shares (the "Total Grant"), the Option Shares received by such Distributor, upon exercise of the portion of the Option assigned to such Distributor, will be restricted preventing the Distributor from selling more than 33% of the Total Grant in any given six month period.

          1.08.  Term.   The Option shall terminate on December 31, 2001, except
                 ----
as to the Optionholder as provided pursuant to Section 1.04 hereof.

                                  ARTICLE II

                 REPRESENTATIONS AND AGREEMENTS OF THE COMPANY


          2.01.  Due Authorization and Execution, Binding Effect, Etc. The
                 -----------------------------------------------------
Company represents and warrants to the Optionholder as follows:
          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has full power and lawful authority to carry on the business which it is now conducting.
          (b) The Company has the full corporate power to execute and deliver this Agreement and to carry out its obligations hereunder.
          (c) The execution and delivery of this Agreement have been duly and validly authorized by the Board of Directors of the Company or an appropriate committee thereof.

          (d) No other corporate acts or proceedings on the part of the Company are necessary to authorize this Agreement.
          (e) This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms;
          (f) No consent or approval by, or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement other than such as have been obtained or made on or prior to the date hereof; and
          (g) The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder will not result in the violation of any term or provision of the charter or bylaws of the Company or the Subsidiaries or any loan agreement, indenture, note or other instrument, or decree, order, statute, rule or regulation applicable to the Company or Subsidiaries.

          2.02.  Shares to be Fully Paid; Reservation of Shares.  The Company
                 ----------------------------------------------
covenants and agrees that all Option Shares issued or sold to the Optionholder or any Assignee upon the exercise of the Option and payment of the Exercise Price will, upon such issuance or sale, be fully paid and non-assessable and free from all taxes, liens, claims, charges and encumbrances. The Company further covenants and agrees that during the Exercise Period, the Company will have authorized, and reserved for the purpose of issue upon exercise of the Option, a sufficient number of shares of Company Stock to provide for the exercise of the Option.

          2.03.  Regulatory Matters.  The issuance or sale of any Option Shares
                 ------------------
upon exercise of the Option shall be subject to and contingent upon the Company's and the Optionholders' and any Assignee's ability to satisfy all laws and regulations applicable to the Options and the issuance of the Option Shares.

          2.04.  Transfer, Stamp or Issue Tax.  Any transfer, stamp, issue or
                 ----------------------------
similar tax payable in connection with the exercise or sale of the Option shall be paid or caused to be paid by the Optionholder and Assignee.

                                 ARTICLE III

                        TRANSFERS OF OPTIONS AND SHARES


          3.01.  Restrictions on Transfer.  The Optionholder may not sell,
                 ------------------------
assign, transfer, pledge, hypothecate, make a gift of or contribute, or otherwise dispose of the Option except pursuant to Section 1.03 hereof. An Assignee may not sell, assign, transfer, pledge, hypothecate, make a gift of or contribute, or otherwise dispose of the portion of the Option assigned to that Assignee, except upon the death of the Assignee pursuant to the laws of descent and distribution to the extent so provided in the Plan The document evidencing an assignment hereunder shall contain this restriction.


                                 ARTICLE IV

                            MISCELLANEOUS PROVISIONS


          4.01.  Notices.  All communications, notices, requests, consents or
                 -------
demands given under this instrument shall be in writing and shall be deemed to have been duly given when delivered to, or mailed by prepaid, registered or certified mail,

                                 if to the Company,

                                 75 West Center Street
                                 Provo, Utah  84601
                                 Attention:  Corporate Secretary
                                 if to the Optionholder,

                                 75 West Center Street
                                 Provo, Utah  84601
                                 Attention:  Corporate Secretary


or, if to any party, to such other address as may be furnished by such party in the manner provided herein.

          4.02.  Arbitration; Consent to Jurisdiction.  Any dispute among the
                 ------------------------------------
parties hereto arising out of or in connection with this Agreement shall be settled and finally determined by arbitration conducted in Provo, Utah in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon any award rendered by any arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The parties hereto consent to the jurisdiction of the courts of the State of Utah or the United States District Court for the District of Utah in any action, suit or proceeding for purposes relating to any arbitration proceedings (including enforcement of the agreement to arbitrate and enforcement of and entry of judgment on any arbitration award), and further consent that any process or notice of motion or other application may be served outside the State of Utah by registered mail or by personal service, provided that a reasonable time for appearance is allowed. Twenty (20) days shall be deemed such a reasonable time.

          4.03.  Entire Agreement; Amendments and Waivers.  This Agreement sets
                 ----------------------------------------
forth the entire understanding of the parties hereto with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings with respect to its subject matter. This Agreement may not be amended, waived or modified, in whole or in part, except in writing signed on behalf of the Company and the Optionholder. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

          4.04.  Successors and Assigns.  This Agreement shall be binding upon,
                 ----------------------
enforceable against and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.

          4.05.  Governing Law.  This Agreement shall in all respects be
                 -------------
governed by and construed in accordance with the laws of the State of Utah applicable to agreements made and to be performed fully in such State.

          4.06.  Counterparts.  This Agreement may be executed in multiple
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.07.  Headings.  The headings contained in this Agreement are for
                 --------
convenience only and shall not be used in the interpretation of this Agreement.

          4.08.  Severability.  If any provision of this Agreement is held to be
                 ------------
invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforced as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

                                 IN WITNESS WHEREOF, the parties hereto have
duly executed this Agreement as of the day and year first above written.

                                 NU SKIN ASIA PACIFIC, INC.


                                 By:  _______________________________________

                                 Its:  _______________________________________



                                  NU SKIN INTERNATIONAL, INC.


                                 By:  _______________________________________

                                 Its   _______________________________________

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